                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[X]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12

                         KOSAN BIOSCIENCES INCORPORATED
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

       (2)  Form, schedule or registration statement no.:

       (3)  Filing party:

       (4)  Date filed:

                         KOSAN BIOSCIENCES INCORPORATED
                             3832 BAY CENTER PLACE
                               HAYWARD, CA 94545

                            ------------------------

                                 APRIL 17, 2001

To Our Stockholders:

     I am pleased to invite you to attend the first annual meeting of stockholders of Kosan Biosciences to be held at 3832 Bay Center Place, Hayward, CA 94545, on Friday, June 1, 2001, at 10:00 a.m. local time.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and invites you to attend the meeting in person. It is important, however, that your shares be represented at the annual meeting in any event and for that reason we ask that whether or not you expect to attend the meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope.

     Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We thank you for your support and look forward to seeing you at the meeting.

                                          Sincerely,

                                          Daniel V. Santi, M.D., Ph.D.
                                          Chairman and Chief Executive Officer

                            [KOSAN BIOSCIENCES LOGO]

                             3832 BAY CENTER PLACE
                               HAYWARD, CA 94545
                            ------------------------

               NOTICE OF THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON FRIDAY, JUNE 1, 2001

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Kosan Biosciences Incorporated, a Delaware corporation (the "Company"), will be held at 3832 Bay Center Place, Hayward, CA 94545, on Friday, June 1, 2001, at 10:00 a.m. for the following purposes:

          (1) to elect one director of the Company, to serve until the 2004 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

          (2) to amend the Company's Amended and Restated Certificate of Incorporation to decrease the authorized number of shares of common stock by 100,000,000 shares, to a total of 100,000,000 shares of authorized common stock.

          (3) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 3, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Blair W. Stewart, Jr.
                                          Secretary

Hayward, California
April 17, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                         KOSAN BIOSCIENCES INCORPORATED
                             3832 BAY CENTER PLACE
                               HAYWARD, CA 94545
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2001
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Kosan Biosciences Incorporated, a Delaware corporation (the "Company"), for use at the annual meeting of stockholders of the Company to be held on June 1, 2001 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at 3832 Bay Center Place, Hayward, California 94545. The Company's telephone number is (510) 732-8400.

     These proxy solicitation materials, together with the Company's 2000 Annual Report, are being mailed on or about April 17, 2001, to all stockholders of record on April 3, 2001.

SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of common stock at the close of business on April 3, 2001 (the "Record Date") are entitled to notice of, and to vote at, the annual
meeting. At the Record Date,                shares of the Company's common stock
were issued and outstanding. Each holder of record of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke the proxy.

GENERAL INFORMATION FOR ALL SHARES VOTED VIA THE INTERNET OR BY TELEPHONE

     Votes submitted via the Internet or by telephone must be received by 4 p.m., EST on May 31, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the meeting.

     The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholders.

QUORUM, ABSTENTIONS, AND BROKER NON-VOTES

     The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock outstanding on the Record Date. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "Commission") is December 27, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so in accordance with our bylaws. Stockholders are also advised to review the Company's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, including a requirement that the Company receive notice of any proposal or nomination at least 120 days before the date of the first anniversary of the 2001 annual meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Our restated certificate of incorporation and bylaws provide that our board of directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the board may be filed only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy (including a vacancy created by an increase in size of our board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     Our board of directors is presently composed of six members. There is one director in the class whose term of office expires in 2001 who is standing for re-election. The nominee for election to this class, Chaitan Khosla, Ph.D., is currently a member of our board of directors. If elected at the annual meeting, Dr. Khosla would serve until the 2004 annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal. Raymond Whitaker, Ph.D., a class A director, whose term of office expires in 2001, has chosen not to stand for reelection.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Dr. Khosla. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Dr. Khosla has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

     Presented below is biographical information for the nominee and each person whose term of office as a director will continue after the annual meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

     Chaitan Khosla, Ph.D., is one of our co-founders and has served as our director since our inception. Dr. Khosla has been Associate Professor of chemical engineering, chemistry and biochemistry at Stanford University since 1997, and has been a faculty member since 1992. Dr. Khosla is co-chairman of our Scientific

Advisory Board. Dr. Khosla is the inventor of the combinatorial biosynthesis technology that we licensed from Stanford University. He is the recipient of several awards, including the 1999 Alan T. Waterman award by the National Science Foundation, the 1999 Eli Lilly Award in biological chemistry, and the 2000 ACS Award in pure science. Dr. Khosla is the author of over 100 publications and is an inventor on numerous patents. Dr. Khosla received his B.Tech. from the Indian Institute of Technology, Bombay, India and his Ph.D. from the California Institute of Technology.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     Peter Davis, Ph.D., has served as our director since April 1998. Dr. Davis has been a member of the Executive Committee of Pulsar International, S.A., an affiliate of A.G. Biotech Capital since 1993. Dr. Davis was a faculty member at the Wharton School of the University of Pennsylvania, where he was a director of the Applied Research Center and Director of Executive Education. He is a Board member of several Pulsar companies including Bionova Holdings, Inc. and Seminis, Inc. He is also a Board member of Lutron Electronics, Inc., Instromedix, Inc., C.H. Werfen and Celsa S.A. Dr. Davis received his B.A. in physics from Cambridge University, his Masters Degree in operations research from the London School of Economics and his Ph.D. in operations research from the Wharton School.

     Christopher Walsh, Ph.D., has served as our director since April 1996. Dr. Walsh has been the Hamilton Kuhn Professor of biological chemistry and molecular pharmacology at Harvard Medical School since 1991 and formerly was President of the Dana-Farber Cancer Institute and Chairman of the Department of Biological Chemistry and Molecular Pharmacology at Harvard Medical School. He has performed extensive research in enzyme sterochemistry, reaction mechanisms and the mechanisms of action and anti-infective and immunosuppressive agents. He is co-chairman of our Scientific Advisory Board. Dr. Walsh is also a member of the board of directors of Versicor Inc. Dr. Walsh received his A.B. in biology from Harvard University and Ph.D. in life sciences from The Rockefeller University, New York.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

     Daniel V. Santi, M.D., Ph.D., is one of our co-founders, and has served as Chairman of the Board of Directors since our inception. In November 1998, Dr. Santi was appointed as our Chief Executive Officer. Until his retirement in January 2001, Dr. Santi was on leave of absence from his position as Professor of Biochemistry and Biophysics, and of Pharmaceutical Chemistry at University of California, San Francisco, a position that he held from 1974. Dr. Santi was one of the original members of the Scientific Advisory Boards of Chiron Corporation and Mitotix, Inc., and has served as a consultant to several large pharmaceutical companies. In 1988, Dr. Santi founded and served as Chairman of the Board of Directors of the biotechnology firm Protos, a subsidiary of Chiron Corporation, which was merged with Chiron in 1992. Dr. Santi was also founder and Chairman of Parnassus Pharmaceuticals. Dr. Santi has published over 275 scientific papers and is inventor on many patents in combinatorial chemistry and other areas. Dr. Santi received a Ph.D. in medicinal chemistry from the State University of New York, his M.D. from the University of California, San Francisco, and his B.S. in pharmacy from the State University of New York.

     Jean Deleage, Ph.D., has served as our director since April 1996. He is a founder and managing director of Alta Partners, a venture capital firm that was formed in 1996. In 1979, Dr. Deleage was a managing partner of Burr, Egan, Deleage & Co., a major venture capital firm in San Francisco and Boston. He was a member of Sofinnova initial team in Paris, and in 1976 formed Sofinnova, Inc. (the U.S. subsidiary of Sofinnova.). Dr. Deleage is presently a director of Aclara BioSciences, Inc., Crucell, N.V., Flamel Technologies, Rigel Pharmaceuticals and Telik, Inc. Dr. Deleage received an MA in electrical engineering from the Ecole Superieure d'Electricite in 1962 and a Ph.D. in economics from the Sorbonne in 1964.

BOARD COMMITTEES AND MEETINGS

     The Board currently consists of six members. During the year ended December 31, 2000, the Board met nine times, including telephone conference meetings. No director attended fewer than 89% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director and the total number of meetings held by all committees of the Board on which he served), except Christopher Walsh who attended approximately 67% of the meetings held by the Board.

     Standing committees of the Board include an Audit Committee and a Compensation Committee. The Company has no nominating committee.

     Peter Davis, Jean Deleage and Raymond Whitaker, Ph.D. are the current members of the Company's Audit Committee. The members of the Audit Committee are independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board has adopted a written charter for the Audit Committee. The Audit Committee met three times in 2000. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits.

     Peter Davis, Jean Deleage and Christopher Walsh are the current members of the Company's Compensation Committee. The Compensation Committee met two times during 2000. The Compensation Committee makes recommendations to the Board regarding our stock and compensation plans and approves compensation of executive officers.

                              EXECUTIVE MANAGEMENT

     Executive officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below are the names of and certain biographical information concerning the executive officers of the Company, except that biographical information for Dr. Santi has not been repeated below.

                    NAME                       AGE                       POSITION
                    ----                       ---                       --------
Daniel V. Santi, M.D., Ph.D. ................  59     Chairman and Chief Executive Officer
Michael S. Ostrach...........................  49     Sr. Vice President and Chief Operating Officer
Brian W. Metcalf, Ph.D. .....................  55     Sr. Vice President and Chief Scientific Officer
Robert G. Johnson, Jr., M.D., Ph.D. .........  49     Vice President, Medical Affairs and Corporate
                                                      Development
Susan M. Kanaya..............................  38     Vice President, Finance and Chief Financial
                                                      Officer
Kevin R. Kaster..............................  41     Vice President, Intellectual Property

     Michael S. Ostrach has served as our Chief Operating Officer since October 1998. Prior to joining Kosan as Vice President, Corporate Development in October 1997, Mr. Ostrach worked as an independent consultant for biotechnology companies from October 1996 to October 1997. Mr. Ostrach was Executive Vice President and Chief Operating Officer of Neurobiological Technologies, Inc., a publicly-held biotechnology company from 1994 to 1996. From 1981 to 1991, he was a Senior Vice President at Cetus Corporation. In 1991, Cetus Corporation merged into Chiron Corporation and during 1992 Mr. Ostrach was a Vice President of Chiron Corporation and a founder and the President of Chiron Technologies, a Chiron business unit. Mr. Ostrach received his B.A. from Brown University and his J.D. from Stanford Law School.

     Brian W. Metcalf, Ph.D., has served as our Senior Vice President and Chief Scientific Officer since March 2000. From 1983 to 2000, Dr. Metcalf held a number of executive management positions with SmithKline Beecham, most recently as Senior Vice President, Discovery Chemistry & Platform Technologies worldwide. Prior to joining SmithKline Beecham, Dr. Metcalf held positions with Merrell Research Center from 1973-1983. Dr. Metcalf is a director of Argonaut Technologies, Inc. Dr. Metcalf received his B.S. and Ph.D. in organic chemistry from the University of Western Australia.

     Robert G. Johnson, Jr., M.D., Ph.D., has served as our Vice President, Medical Affairs and Corporate Development since September 2000. From 1998 to September 2000, Dr. Johnson was employed by Chiron Corporation, a biotechnology company, serving as Vice President, Pharmacology and Preclinical Affairs through 1999 and most recently as Vice President, Corporate Development. From 1991 to 1998, Dr. Johnson was Director of Pharmacology at Merck & Co., Inc., a pharmaceutical company. In addition, Dr. Johnson was a member of the faculty at the University of Pennsylvania from 1987 to 1991 and at Harvard Medical School from 1985 to 1987. Dr. Johnson received his B.A. and Ph.D in biophysics and his M.D. from the University of Pennsylvania.

     Susan M. Kanaya has served as our Vice President, Finance and Chief Financial Officer since November 1999. From 1994 to November 1999, Ms. Kanaya was employed by SUGEN, Inc., a biotechnology company that was acquired by Pharmacia, most recently serving as Vice President, Finance and Treasurer. Before joining SUGEN, Ms. Kanaya was the Controller at 50/50 Micro Electronics, Inc. and at Power Up Software Corporation. Ms. Kanaya received her B.S. in business administration from the University of California, Berkeley.

     Kevin Kaster has served as our Vice President, Intellectual Property since August 1998. Prior to joining Kosan, he was Vice President, Intellectual Property at Geron Corporation. Prior to joining Geron in 1994, Mr. Kaster was Director, Intellectual Properties at Affymax N.V. between 1991 and 1994. Between 1988 and 1991, he was a Patent Attorney at Cetus Corporation. After receiving a B.S., magna cum laude, in chemistry and molecular biology from Vanderbilt University, Mr. Kaster joined Eli Lilly and Co. as an Associate Biologist, later becoming a patent technician. Mr. Kaster received his J.D. from Indiana University, Indianapolis.

     In April 1998, Mr. Ostrach consented, without admitting or denying the Securities and Exchange Commission's allegations and conclusions, to the entry of a Commission administrative order requiring future compliance with Rule 102 of the Commission's Regulation M, a regulation which prohibits participants in a public stock offering from purchasing securities for their own account until the public distribution is complete. The administrative order resulted from Mr. Ostrach's purchase of 600 shares of Neurobiological Technologies, Inc., or NTI, common stock during a restricted period preceding a 1996 stock offering by NTI.

                                 PROPOSAL NO. 2

       AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     At the annual meeting, the stockholders are being asked to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock by 100,000,000 shares to a total of 100,000,000 shares of authorized common stock (the "Amendment"). The Company's Amended and Restated Certificate of Incorporation currently authorizes the issuance 200,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock with a par value of $0.001 per share. The Board adopted a resolution approving an amendment to the Amended and Restated Certificate of Incorporation to decrease the authorized number of shares of common stock to 100,000,000, subject to stockholder approval. Because the Company's Amended and Restated Certificate of Incorporation also authorizes 10,000,000 shares of preferred stock, the Amendment will have the effect of decreasing the total number of shares of capital stock authorized for issuance from 210,000,000 to 110,000,000 shares. Stockholders are invited to read the Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the "Certificate"), a copy of which can be obtained from the Company by contacting the Company at its corporate headquarters, Attention: Chief Financial Officer.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

     As of March 31, 2001, the Company had 25,157,111 shares of common stock outstanding and no shares of preferred stock outstanding, and as of that date, the Company had approximately 1,090,266 shares of common stock reserved for issuance under options granted pursuant to the Company's stock option plans. The Company also had, as of such date, 300,000 shares of common stock reserved for future issuance under the Company's employee stock purchase plan. The reduction in the number of authorized shares is estimated to result in a reduction of state franchise taxes in excess of $125,000 over a two-year period. The Board considers the reduced number of authorized, but unissued shares of common stock available would still allow the Company to act promptly with respect to possible future financings, possible acquisitions, additional issuances under the Company's employee benefit plans, stock splits and for other corporate purposes approved by the Board.

REQUIRED VOTE

     Approval of the amendment to the Amended and Restated Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting.

     If shares are held in "street name" through a broker or other nominee who are not permitted to exercise voting discretion with respect to this Proposal No. 2, such "broker non-votes" will not be considered as present and entitled to vote. However, such shares represented by such "broker non-votes" will be counted in determining whether there is a quorum. Abstentions will have the same effect as negative votes.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

     The Board of Directors selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 2000.

     Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. The representatives of Ernst & Young LLP also will be available to respond to questions raised during the meeting.

     Audit Fees. Audit fees billed to the Company by Ernst & Young LLP during the 2000 fiscal year totaled $76,900 for the independent audit of the Company's annual financial statements.

     Audit Related Fees. Audit related fees of $350,000 include amounts billed related to the review of the financial statements contained in the Company's initial public offering registration statement.

     Financial Information Systems Design and Implementation Fees. The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the 2000 fiscal year.

     Other Fees. Fees billed to the Company by Ernst & Young LLP during the 2000 fiscal year for all other non-audit services rendered to the Company, including tax-related services, totaled $7,169.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's common stock as of March 31, 2001 by: (i) each person who is known by the Company to beneficially own more than 5% of the common stock; (ii) each of the executive officers and (iii) each director and all executive officers and directors as a group.

     Percentage of ownership is based on 25,157,111 shares outstanding as of March 31, 2001. Beneficial ownership is calculated based on Commission requirements. All shares of the common stock subject to options currently exercisable or exercisable within 60 days after March 31, 2001 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is Kosan Biosciences, 3832 Bay Center Place, Hayward, California 94545.

                                                                AMOUNT OF SHARES BENEFICIALLY OWNED
                                                                       AS OF MARCH 31, 2001
                                                             -----------------------------------------
                                                                                   PERCENTAGE OF TOTAL
                                                              NUMBER OF SHARES     OUTSTANDING SHARES
           NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED    BENEFICIALLY OWNED
           ------------------------------------              ------------------    -------------------
Daniel V. Santi, M.D., Ph.D.(1)............................       3,649,009               14.5%
Jean Deleage, Ph.D.(2).....................................       2,389,875                9.5%
  Alta Partners
  One Embarcadero Center, Suite 4050
  San Francisco, CA 94111
Peter Davis, Ph.D.(3)......................................       1,506,931                6.0%
  AG Biotech Capital, LLC
  c/o Viridian Management, LLC
  686 N. DuPont Boulevard #220
  Milford, DE 19963
Lombard Odier & Cie(4).....................................       1,590,908                6.3%
  Sihlstrasse 20
  8021 Zurich, Switzerland
Raymond Whitaker, Ph.D.(5).................................         967,477                3.8%
  S.R. One, Limited
  Four Tower Bridge
  West Conshohoken, PA 19428
Chaitan Khosla, Ph.D.(6)...................................       1,785,000                7.1%
Christopher Walsh, Ph.D. (7)...............................          79,500                  *
Michael S. Ostrach(8)......................................         405,000                1.6%
Brian W. Metcalf, Ph.D.(9).................................         300,000                1.2%
Robert G. Johnson, Jr., M.D., Ph.D.(10)....................         192,000                  *
Susan M. Kanaya(11)........................................         165,000                  *
Kevin R. Kaster(12)........................................         255,000                1.0%
All current directors and executive officers as a group
  (11 persons)(13).........................................      11,694,792               45.7%

---------------
  *  Less than one percent (1%)

 (1) Includes 281,250 shares that are subject to our right of repurchase as of March 31, 2001 if Dr. Santi is no longer an employee, director or consultant with us.

 (2) Includes 2,389,875 shares beneficially owned by Alta Partners including 2,327,682 shares held directly by Alta California Partners, L.P. and 62,193 shares held directly by Alta Embarcadero Partners, LLC. Dr. Deleage, one of our directors, is the managing general partner of Alta Partners and disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interest therein.

 (3) Includes 1,502,931 shares held directly by AG Biotech Capital LLC. Dr. Davis, one of our directors, is a member of the Executive Committee of Pulsar International, S.A., an affiliate of AG Biotech Capital. Dr. Davis disclaims beneficial ownership of the shares held by AG Biotech Capital except to the extent of his proportionate pecuniary interest therein.

 (4) Lombard Odier & Cie is a private Swiss banking institution. The shares consist of shares held by Lombard Odier for the benefit of certain Swiss publicly traded mutual funds and private and institutional clients over which Lombard Odier has sole voting and dispositive power through its asset managers. No single person exercises voting and dispositive control over the shares held by Lombard Odier.

 (5) Includes 957,477 shares held directly by S.R. One, Limited. Dr. Whitaker, one of our directors, is Vice President of S.R. One, Limited, the investment affiliate of GlaxoSmithKline. Dr. Whitaker disclaims beneficial ownership of the shares held by S.R. One, Limited except to the extent of his proportionate pecuniary interest therein.

 (6) Includes 85,313 shares that are subject to our right of repurchase as of March 31, 2001 in the event of exercise if Dr. Khosla is no longer an employee, director or consultant with us.

 (7) Includes 19,500 shares that are subject to option as of March 31, 2001, of which 10,625 would be subject to our right of repurchase in the event of exercise if Dr. Walsh is no longer an employee, director or consultant with us.

 (8) Includes the following:

     (i) 76,251 shares that are subject to our right of repurchase as of March 31, 2001; and

     (ii) 75,000 shares that are subject to option as of March 31, 2001, of which 51,563 would be subject to our right of repurchase in the event of exercise if Mr. Ostrach is no longer an employee, director or consultant with us.

 (9) Includes 300,000 shares that are subject to option at of March 31, 2001, of which 212,500 would be subject to our right of repurchase in the event of exercise if Dr. Metcalf is no longer an employee, director or consultant with us.

(10) Includes 192,000 shares that are subject to our right of repurchase as of March 31, 2001.

(11) Includes 100,625 shares that are subject to our right of repurchase as of March 31, 2001.

(12) Includes the following:

     (i) 86,407 shares that are subject to our right of repurchase as of March 31, 2001; and

     (ii) 37,500 shares that are subject to option as of March 31, 2001, of which 25,782 would be subject to our right of repurchase in the event of exercise if Mr. Kaster is no longer an employee, director or consultant with us.

(13) Includes shares included pursuant to notes (1) through (3) and (5) through
     (12) above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during the Company's most recent fiscal year.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     We reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings but do not compensate them for their services as board or committee members. We have in the past granted non-employee directors options to purchase our common stock pursuant to the terms of our stock option plans, and our board continues to have the discretion to grant options to new non-employee directors. On March 14, 2000, we granted an option to purchase 15,000 shares of common stock to director Dr. Christopher Walsh.

     Non-employee directors are entitled to participate in our 2000 non-employee director stock option plan, or the director option plan. The director option plan was adopted by our board of directors in March 2000 and approved by our stockholders in August 2000, and was effective upon the closing of our initial public offering. The director option plan has a term of ten years, unless terminated sooner by our board of directors. A total of 300,000 shares of our common stock have been reserved for issuance under the director option plan. As of March 31, 2001, options to purchase 37,500 shares of common stock had been granted under the director's plan.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation that we paid during 2000 to our Chief Executive Officer and to our four other most highly compensated executive officers who received salary and bonus compensation of more that $100,000 during 2000. All option grants were made under our 1996 stock option plan.

                           SUMMARY COMPENSATION TABLE

                                                             OTHER ANNUAL    UNDERLYING      ALL OTHER
       NAME AND POSITION         YEAR    SALARY     BONUS    COMPENSATION     OPTIONS     COMPENSATION(1)
       -----------------         ----   --------   -------   ------------    ----------   ---------------
Daniel V. Santi, M.D.,
  Ph.D.(2).....................  2000   $267,292   $50,000    $      --            --          $929
  Chairman, Chief Executive      1999    250,812        --           --            --            --
  Officer and Director           1998     41,667        --       11,842(3)    750,000            --
Michael S. Ostrach.............  2000    223,333    40,000           --        75,000           414
  Senior Vice President and      1999    191,667        --           --            --            --
  Chief Operating Officer        1998    161,250        --           --       330,000            --
Brian Metcalf, Ph.D. ..........  2000    220,590   100,000       87,273(5)    300,000           723
  Senior Vice President and      1999         --        --           --            --            --
  Chief Scientific Officer(4)    1998         --        --           --            --            --
Susan M. Kanaya(6).............  2000    182,708    20,000           --        15,000           194
  Vice President, Finance and    1999     26,870    20,000           --       150,000            --
  Chief Financial Officer        1998         --        --           --            --            --
Kevin R. Kaster(7).............  2000    210,833    20,000           --        37,500           276
  Vice President,                1999    190,559        --           --        37,500            --
  Intellectual Property          1998     71,654        --           --       180,000            --

---------------
(1) Includes term life insurance premiums paid by Kosan on behalf of the listed individual.

(2) Dr. Santi was appointed Chief Executive Officer in November 1998.

(3) Includes consulting fees.

(4) Dr. Metcalf joined Kosan in March 2000. Dr. Metcalf's annualized salary was $280,000 and bonus paid in 2000 represented a sign-on bonus.

(5) Includes $33,264 in the form of a housing allowance and $54,009 for reimbursement of relocation expenses.

(6) Ms. Kanaya joined Kosan in November 1999.

(7) Mr. Kaster joined Kosan in August 1998.

STOCK OPTION GRANTS

     The following table sets forth summary information regarding the option grants made to our Chief Executive Officer and four of our other executive officers whose salary and bonus was in excess of $100,000 during 2000. Options granted to purchase shares of our common stock under our 1996 stock option plan are generally immediately exercisable by the optionee but are subject to a right of repurchase pursuant to the vesting schedule of each specific grant. In the event that a purchaser ceases to provide service to us, we have the right to repurchase any of that person's unvested shares of common stock at the original option exercise price. The purchase price per share is equal to the deemed fair value of our common stock on the date of grant as determined by our board of directors. The percentage of total options was calculated based on options to purchase an aggregate of 1,340,850 shares of common stock granted under our 1996 stock option plan in 2000. The potential realizable value was calculated based on the ten-year term of the options and assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration date based on the fair value of the common stock on the date of grant. These assumed rates of appreciation comply with the rules of the Commission and do not represent our estimate of our future stock price. For our employees and officers, 25% of the option grant generally vests on the one-year anniversary of employment, and the remainder vest in a series of equal monthly installments beginning on the one-year anniversary of employment and continuing over the next three years of service.

                                           PERCENTAGE OF                                  POTENTIAL REALIZABLE
                              NUMBER OF        TOTAL                                    VALUE AT ASSUMED ANNUAL
                              SECURITIES      OPTIONS                                 RATES OF STOCK APPRECIATION
                              UNDERLYING    GRANTED TO      EXERCISE                        FOR OPTION TERMS
                               OPTIONS     EMPLOYEES IN       PRICE      EXPIRATION   ----------------------------
            NAME               GRANTED      FISCAL YEAR    (PER SHARE)      DATE          5%               10%
            ----              ----------   -------------   -----------   ----------   -----------      -----------
Daniel V. Santi, M.D.,
  Ph.D. ....................        --           --              --             --            --               --
Michael S. Ostrach..........    75,000          5.6%          $0.42       02/23/10      $ 19,653         $ 49,804
Brian Metcalf, Ph.D. .......   300,000         22.4%           1.00       03/20/10       188,668          478,123
Susan M. Kanaya.............    15,000          1.1%           1.00       03/14/10         9,433           23,906
Kevin R. Kaster.............    37,500          2.8%           0.42       02/23/10         9,826           24,902

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides summary information concerning the shares of common stock represented by outstanding stock options held by our Chief Executive Officer and four of our other most highly compensated executive officers whose salary and bonus was in excess of $100,000 during 2000. Options granted to purchase shares of our common stock under our 1996 stock option plan are generally immediately exercisable by optionees but are subject to a right of repurchase pursuant to the vesting schedule of each specific grant. The repurchase option generally lapses over a four-year period with 25% lapsing after the one-year anniversary of employment and the remainder in equal monthly installments thereafter over a three-year period. In the event that a purchaser ceases to provide service to us, we have the right to repurchase any of that person's unvested shares of common stock at the original option exercise price. Amounts shown in the value realized column were calculated based on the difference between the option exercise price and the fair value of the common stock on the date of exercise, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares of common stock underlying the option.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                  SHARES                      DECEMBER 31, 2000           DECEMBER 31, 2000(1)
                                 ACQUIRED      VALUE     ---------------------------   ---------------------------
             NAME               ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
Daniel V. Santi, M.D.,
  Ph.D. ......................         --          --           --          --                 --         --
Michael S. Ostrach............    330,000     $35,750       75,000          --            756,250         --
Brian Metcalf, Ph.D. .........         --          --      300,000          --          2,850,000         --
Susan M. Kanaya...............    165,000      45,000           --          --                 --         --
Kevin R. Kaster...............    217,500          --       37,500          --            378,125         --

---------------
(1) The value of unexercised in-the-money options is calculated based on the difference between closing price of our common stock ($10.50) on December 29, 2000, the last date of trading of the year, as reported on the Nasdaq Stock Market and the exercise price for these shares, multiplied by the number of shares underlying the option.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The compensation committee of the board of directors in 2000 was composed of Drs. Davis, Deleage and Walsh, none of whom have ever been officers or employees of Kosan. The committee is responsible for establishing our compensation programs for all employees, including our executive officers. For executive officers, the committee evaluates performance and determines compensation policies and levels.

COMPENSATION PHILOSOPHY

     The goals of our compensation program are to align compensation with business objectives and performance and to enable us to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

     - We pay competitively with other biotechnology companies with which we compete for talent. To ensure that our pay is competitive, we compare our pay practices with these companies and set our pay parameters based on this review. The Compensation Committee believes compensation for the Company's executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities who are with companies that are in the same or similar business and of comparable size and success as the Company. The Compensation Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

     - We provide significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to our business challenges and opportunities as owners and not just as employees.

EXECUTIVE COMPENSATION

     Salary. The committee annually reviews each executive officer's salary. When reviewing salaries, the committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The committee's objective is to set executive compensation at the market average when compared to leading companies in the biotechnology industry. The primary components of executive compensation are base salary, cash incentives and long-term equity incentives.

     Cash Bonus. The committee annually reviews the appropriateness of executive officer bonuses. Payment of cash bonuses is tied to the accomplishment of specific corporate milestones set at the beginning of the year and to each individual officer's year-end performance review.

     Equity Incentives. Our equity incentive program includes the 1996 Stock Option Plan and the 2000 Employee Stock Purchase Plan. Our option program utilizes vesting periods (generally four years) to encourage employees to continue in our employ. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Under the incentive plan, grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if our common stock appreciates over the long term. The size of option grants is determined based on competitive practices in the biotechnology industry and our philosophy of significantly linking executive compensation with stockholder interests. The committee believes this approach creates an appropriate focus on longer term objectives and promotes executive retention. The Board granted options to purchase an aggregate of 619,500 shares of our common stock to our executive officers in 2000 at a weighted average exercise price of $1.82 per share.

     We established the employee stock purchase plan both to encourage employees to continue in our employ and to motivate employees through ownership interest. Under the purchase plan, employees, including officers other than Dr. Santi, may have up to 15% of their earnings withheld for purchases of our common stock on certain dates specified by our board. The price of common stock purchased will be equal to 85% of the lower of the fair market value of the common stock on the relevant purchase date or commencement date of the relevant offering period. The initial offering period under the purchase plan commenced on October 5, 2000 and there were no purchases during the 2000 fiscal year.

FEDERAL TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code limits Kosan to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the code.

     The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the committee has not yet established a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as "performance-based compensation." The committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with code section 162(m) in the future to the extent consistent with Kosan's best interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Santi's salary and bonus for the 2000 fiscal year are consistent with the criteria described above and with the compensation committee's evaluation of his overall leadership and management of Kosan. The committee considered, among other achievements, that 2000 was a year of significant change and growth for Kosan. Our anti-infective collaboration with The RW Johnson Pharmaceutical Research Institute, a Johnson & Johnson company, was extended another year until December 2001 with candidates advancing into preclinical evaluation. In oncology, we entered into a collaboration and license agreement with the Sloan-Kettering Institute for Cancer Research relating to epothilones, well-positioning Kosan to enter the clinic in 2001. In addition, we closed our Series C financing and initial public offering in 2000, raising gross proceeds of $105.4 million. Dr. Santi's compensation for 2000 is set forth in the Summary Compensation Table. The committee has set Dr. Santi's annual salary at $275,000, which was last adjusted on June 1, 2000.

CONCLUSION

     Through the plans described above, a significant portion of our compensation program and Dr. Santi's compensation are contingent on Kosan performance, and realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation for a particular time period.

                                          Compensation Committee

                                          Peter Davis, Ph.D., Chairman
                                          Jean Deleage, Ph.D.
                                          Christopher Walsh, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the compensation committee is currently, or has ever been at any time since our formation, one of our officers or employees, nor has served as a member of the board of directors or compensation committee or any entity that has one or more officers serving as a member of our board of directors or compensation committee.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board is comprised of three directors, none of whom are officers or employees of the Company. The members of the Audit Committee are: Raymond Whitaker, Ph.D., Chairman; Peter Davis, Ph.D. and Jean Deleage, Ph.D. The Board adopted a written charter for the Audit Committee on June 2, 2000, and it is included as an Appendix to this Proxy Statement. The Audit Committee recommends the selection of the Company's independent auditors for approval by the Board.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the consolidated financial statements to ensure that those statements were prepared in accordance with generally accepted accounting principles and report thereon to the Audit Committee. The Audit Committee reviews and monitors these processes.

     Within this framework, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. Management of the Company has affirmed to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent auditors those matters required to be discussed by Statement of Auditing Standards No. 61.

     In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has also discussed with the independent auditors the auditor's independence from management and the Company. The Audit Committee has considered whether the provision of any non-audit services (such as internal audit assistance and tax-related services) by the Company's independent auditors is compatible with maintaining the independence of the independent auditors when the independent auditors are also engaged to provide non-audit services.

     The Audit Committee also discussed with the Company's independent auditors the overall scope and plans for their respective audits, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

     Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Audit Committee

                                          Raymond Whitaker, Ph.D., Chairman
                                          Peter Davis, Ph.D.
                                          Jean Deleage, Ph.D.

COMPANY STOCK PRICE PERFORMANCE

     The following graph shows the total stockholder return of an investment of $100 in cash on October 5, 2000, the date the Company's common stock began to trade on the Nasdaq National Market, through December 29, 2000, the last date of trading of the 2000 fiscal year for (i) the Company's common stock, (ii) the Nasdaq Stock Market (U.S.) Index, and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends.

                 COMPARISON OF 3 MONTH CUMULATIVE TOTAL RETURN*
 AMONG KOSAN BIOSCIENCES INCORPORATED, THE NASDAQ STOCK MARKET (U.S.) INDEX AND
                         THE NASDAQ BIOTECHNOLOGY INDEX

                              [PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------
                                     October 5, October 31, November 30, December 31,
                                        2000       2000         2000         2000
-------------------------------------------------------------------------------------
 Kosan                                 100.00      107.59      91.07        75.00
 Nasdaq                                100.00       97.05      74.82        71.15
 Nasdaq Biotechnology                  100.00       99.17      86.10        89.02
-------------------------------------------------------------------------------------

---------------
* $100 invested on October 5, 2000 in stock or index -- including reinvestment of dividends. Fiscal year ended December 31, 2000. Starting point for the Company's Common Stock represents normalized price at first trade. Actual initial public offering price was $14 per share.

     THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer or holder of more than 5% of the Company's common stock had or will have a direct or indirect interest other than (1) compensation arrangements, which are described where required under "Management" and (2) the transactions described below.

SALES OF SECURITIES

     In March 2000, we issued 804,196 shares of our Series C convertible preferred stock at a per share purchase price of $31.00 for aggregate proceeds of approximately $24.9 million, that converted into 2,412,588 shares of common stock upon the closing of our initial public offering.

     The following executive officers, directors and holders of more than five percent of our voting securities purchased securities in the amounts as of the dates shown below.

                                                                             SHARES OF
                                                                            CONVERTIBLE
                                                           COMMON         PREFERRED STOCK
                                                           STOCK             SERIES C
                                                      ----------------    ---------------
DIRECTORS AND EXECUTIVE OFFICERS
Michael S. Ostrach..................................           330,000             --
Robert G. Johnson, Jr., M.D., Ph.D. ................           192,000             --
Susan M. Kanaya.....................................           165,000             --
Kevin R. Kaster.....................................           217,500             --
5% STOCKHOLDERS
AG Biotech Capital LLC(1)...........................                --         16,129
Alta California Partners, L.P.(2)...................                --         23,654
Alta Embarcadero Partners, LLC(2)...................                --            540
Lombard Odier & Cie(3)..............................                --         58,065
S.R. One, Limited(4)................................                --         16,129
Price per share.....................................    $0.15 to $4.00         $31.00
Date(s) of Issuance.................................   Jan 00 - Sep 00         Mar 00

---------------
(1) Peter Davis, one of our directors, is a member of the Executive Committee of Pulsar International, S.A., an affiliate of AG Biotech Capital LLC. Shares of Series C convertible preferred stock owned by AG Biotech Capital LLC converted into 48,387 shares of common stock upon the closing of our initial public offering.

(2) Jean Deleage, one of our directors, is a general partner of Alta Partners, an affiliate of Alta California Partners and Alta Embarcadero Partners. Shares of Series C convertible preferred stock owned by Alta California Partners, L.P. and Alta Embarcadero Partners, LLC converted into 72,582 shares of common stock upon the closing of our initial public offering.

(3) Shares of Series C convertible preferred stock owned by Lombard Odier & Cie converted into 174,195 shares of common stock upon the closing of our initial public offering.

(4) Raymond Whitaker, one of our directors, is Vice President of S.R. One, Limited, the investment affiliate of GlaxoSmithKline. Shares of Series C convertible preferred stock owned by S.R. One, Limited converted into 48,387 shares of common stock upon the closing of our initial public offering.

OTHER TRANSACTIONS

     Promissory Notes. Stock options granted under our 1996 Stock Option Plan are immediately exercisable as to both vested and unvested shares, with unvested shares being subject to a right of repurchase in our favor in the event of termination of employment or consultancy prior to vesting of all shares. These individuals pay the exercise price for their outstanding options pursuant to full recourse promissory notes secured in part by the common stock underlying the options. The notes bear interest at the Applicable Mid Term Federal Rate at the time of exercise. Principal and interest is due on the earlier of the employee's or consultant's termination date or three years after the date of the promissory note. As of December 31, 2000, the original and outstanding principal amounts of each promissory note by a director or executive officer are set forth below.

                                                               ORIGINAL AND
                                                               OUTSTANDING     INTEREST    ACCRUED
       DIRECTOR OR EXECUTIVE OFFICER         ISSUANCE DATE     NOTE AMOUNT       RATE      INTEREST
       -----------------------------         --------------    ------------    --------    --------
Daniel V. Santi, M.D., Ph.D. ..............  December 1998       $275,000        4.47%     $25,720
Michael S. Ostrach.........................  February 2000         74,250        6.46%       4,214
Robert G. Johnson, Jr., M.D., Ph.D. .......  September 2000       768,000        6.13%      12,424
Susan M. Kanaya............................  February 2000         50,000        6.46%       2,838
Susan M. Kanaya............................  April 2000            15,000        6.60%         685
Kevin R. Kaster............................  February 2000         72,500        6.46%       4,115
Chaitan Khosla, Ph.D. .....................  September 1999        71,500        5.89%       5,513

EMPLOYMENT AND CONSULTING AGREEMENTS AND EXECUTIVE OFFICER LOANS

     We require each of our employees to enter into a confidentiality agreement prohibiting the employee from disclosing any of our confidential or proprietary information. At the time of commencement of employment, our employees also generally sign offer letters specifying basic terms and conditions of employment.

     In September 2000, we entered into an agreement with Robert G. Johnson, Jr., M.D., Ph.D. in connection with his appointment as Vice President, Medical Affairs and Corporate Development. Under the agreement, Dr. Johnson's starting annual salary was $230,000 and he received a $50,000 sign-on bonus and an option to purchase 192,000 shares of our common stock at fair value. The option was subsequently granted with an exercise price of $4.00 per share. In addition, Dr. Johnson received a housing loan of $150,000 which bears interest at 5.92% and is secured by a deed of trust on Dr. Johnson's residence, 50% of which will be forgiven on the third anniversary date of his employment and the remainder of which will be forgiven on the fourth anniversary date. Dr. Johnson is also entitled to monthly mortgage assistance of $1,000 during the first three years of employment. Either we or Dr. Johnson may terminate his employment at any time for any reason. If we terminate Dr. Johnson without cause, he will receive six months of salary continuation and six additional months of vesting of his stock options will be accelerated.

     In March 2000, we entered into an agreement with Brian Metcalf, Ph.D. in connection with his appointment as Senior Vice President and Chief Scientific Officer. Under the agreement, Dr. Metcalf 's starting annual salary was $280,000 and he received a $100,000 sign-on bonus and an option to purchase 300,000 shares of our common stock at fair value. The option was subsequently granted with an exercise price of $1.00 per share. Dr. Metcalf also received a housing loan of $400,000, which bears interest at 6.3% and is secured by a deed of trust on Dr. Metcalf's principal residence. Principal and accrued interest is payable in full on the earlier of May 30, 2005 or the date on which Dr. Metcalf voluntarily terminates his employment with us. In addition, Dr. Metcalf is entitled to five years of monthly mortgage assistance to support up to a $400,000 mortgage. Either we or Dr. Metcalf may terminate his employment at any time for any reason. If we terminate Dr. Metcalf without cause during his first three years of employment, he will receive twelve months of salary continuation. Further, if such termination occurs after one year from his date of hire, six additional months of vesting of his stock options will be accelerated.

     In October 1999, we entered into an agreement with Susan M. Kanaya in connection with her appointment as Vice President, Finance and Chief Financial Officer. Under the agreement, Ms. Kanaya's

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

starting annual salary was $172,500 and she received a $20,000 sign-on bonus and an option to purchase 150,000 shares of our common stock at fair value. The option was subsequently granted with an exercise price of $0.33 per share. In addition, Ms. Kanaya received a $52,900 loan which bears interest at 6.35% to replace an existing loan arrangement with her former employer, which is forgiven on the third anniversary date of her employment with us. Either we or Ms. Kanaya may terminate her employment at any time for any reason. If we terminate Ms. Kanaya's employment without cause during the first two years of employment, she will receive six months of salary continuation and an additional six months of vesting on her stock options. If such termination occurs following a change in control, the period of salary continuation will be twelve months.

     In November 1998, we entered into an agreement with Daniel V. Santi, M.D., Ph.D. in connection with his appointment as our Chief Executive Officer. Under the agreement, Dr. Santi's starting annual base salary was $250,000, adjusted annually by a minimum of a percentage change equal to the annual percentage change in the Consumer Price Index, and was entitled to purchase 750,000 shares of our common stock at $0.33 per share. The option was subsequently granted with an exercise price of $0.37 per share, 110% of fair value, because of a provision in our 1996 stock option plan. Either we or Dr. Santi may terminate his employment at any time for any reason. If we terminate Dr. Santi without cause, he will receive a lump sum severance payment in the amount equal to eighteen months of his then current base salary, and eighteen months accelerated vesting of the shares subject to the stock option.

     In July 1998, we entered into an agreement with Kevin R. Kaster in connection with his appointment as Vice President, Intellectual Property. Under the agreement, Mr. Kaster's starting annual base salary was $180,000 and he received an option to purchase 180,000 shares of our common stock at fair value. The option was subsequently granted with an exercise price of $0.33 per share. Either we or Mr. Kaster may terminate his employment at any time for any reason. If we terminate Mr. Kaster without cause during the first three and one-half years of employment, he will receive an amount equal to six months of his then current base salary and will accelerate the vesting of the lesser of (a) six months of his original stock option grant and (b) the remainder of his original stock option grant.

     Drs. Santi, Khosla, Metcalf and Johnson, Messrs. Ostrach and Kaster and Ms. Kanaya each have stock option or stock purchase agreements which contain acceleration clauses providing for 100% vesting of the unvested shares in the event of a change in control.

     Consulting Agreements. In December 1998, we entered into an amended and restated consulting agreement with our co-founder and director, Dr. Chaitan Khosla. Under the terms of this agreement, Dr. Khosla is entitled to receive consulting fees of not less than $100,000 per year and was granted an option to purchase 195,000 shares of our common stock at an exercise price of $0.37 per share which vest over a four year period. Total consulting fees paid to Dr. Khosla totaled $120,225 in 2000, $104,279 in 1999 and $126,171 in 1998. Either
Kosan or Dr. Khosla may terminate his consultancy at any time for any reason. If we terminate Dr. Khosla without cause or as a result of a change in control, he will receive the greater of (i) any compensation payable during the extended term of his consulting agreement or (ii) an amount equal to two times his then-current annual compensation. Further, all of Dr. Khosla's stock options and other similar equity rights will immediately vest in full.

     Indemnification Agreements. We have entered into indemnification agreements with Drs. Davis, Deleage, Khosla, Santi, Walsh and Whitaker, Mr. Ostrach, Ms. Kanaya and Mr. Kaster. We intend to enter into indemnification agreements with all of our directors and officers for the indemnification of those persons to the full extent permitted by law. We also intend to execute these agreements with our future directors and officers.

     Stock Options. Stock option grants to our executive officers and directors are described herein under the captions "Director Compensation," "Executive Officers Compensation" and "Option Grants."

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Blair W. Stewart, Jr.
                                          Secretary

April 17, 2001

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, KOSAN BIOSCIENCES INCORPORATED, 3832 BAY CENTER PLACE, HAYWARD, CA 94545.

                                                                      APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                         KOSAN BIOSCIENCES INCORPORATED

     The purpose of the Audit Committee of the Board of Directors of Kosan Biosciences Incorporated (the "Company"), shall be to make such examinations as are necessary to monitor the Company's systems of internal control, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors' attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, meeting the following criteria:

          1. Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

          2. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer with financial oversight responsibilities; and

          3. (i) Each member will be an independent director, as defined in NASDAQ Rule 4200; or (ii) if the Board of Directors determines it to be in the best interests of the Company and its shareholders to have one (1) non-independent director, and the Board of Directors discloses the reasons for the determination, then the Company may appoint one (1) non-independent director to the Audit Committee if the director is not a current employee or officer, or an immediate family member of a current employee or officer.

RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

          1. Reviewing on a continuing basis the adequacy of the Company's systems of internal controls.

          2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's finance department.

          3. Recommending the appointment of independent auditors to the Board of Directors.

          4. Reviewing and recommending to the full Board fee arrangements with the independent auditors.

          5. Reviewing and approving the independent auditors' proposed audit scope, approach, and independence.

          6. Reviewing the performance of the independent auditors, who shall be accountable to the Board and the Audit Committee.

          7. Discussing with the Company's independent auditors the financial statements and audit findings, including discussing with the Company's independent auditors any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;

          8. Reviewing the written disclosures and the letter from the Company's independent auditors required by ISB Standard No. 1, as may be modified or supplemented;

          9. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

          10. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

          11. Ensuring that the Company's independent auditors review the Company's interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

          12. Reviewing before release the unaudited quarterly earnings release;

          13. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

          14. Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

          15. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

          16. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

          17. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

          18. Reviewing related party transactions for potential conflicts of interest;

          19. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and Item 7(e)(3) of
     Schedule 14A,

          20. Reviewing its own structure, processes and membership requirements; and

          21. Performing other oversight functions as requested by the full Board of Directors.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS

     The Audit Committee will meet at least three times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet in executive session with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

PROXY

                         KOSAN BIOSCIENCES INCORPORATED

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 1, 2001

         This Proxy is Solicited on Behalf of the Board of Directors of
                         Kosan Biosciences Incorporated

               The undersigned hereby appoints Daniel V. Santi, M.D., Ph.D. and
               Michael S. Ostrach, and each of them, proxies for the
               undersigned, with full power of substitution, to vote all shares of Kosan Biosciences Incorporated capital stock which the
               undersigned may be entitled to vote at the Annual Meeting of
[BLACK BOX]    Stockholders of Kosan Biosciences Incorporated to be held at 3832
               Bay Center Place, Hayward, CA 94545 on Friday, June 1, 2001 at
               10:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy
               Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

               Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors recommendations, please sign the reverse side; no boxes need be checked.

   COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE

                           (CONTINUED ON OTHER SIDE.)

                             *FOLD AND DETACH HERE*

The Board of Directors recommends             FOR NOMINEE         WITHHOLD
a vote FOR the nominee and FOR Item 2.  (except as listed below)  AUTHORITY to vote for
                                                                    nominee

Item 1. To elect one director               Item 2. To amend the Company's
of the Company, to serve until              Amended and Restated Certificate
the 2004 annual meeting of                  of Incorporation to decrease the
stockholders and until his                  number of shares of common stock
successor has been elected                  authorized by 100,000,000 shares to
and qualified or until his                  a total of 100,000,000 shares of
earlier resignation or removal.             authorized common stock.
Nominee:  Chaitan Khosla, Ph.D.

WITHHELD FOR:(Write Nominee's names
in the space provided below)

_________________________________


_________________________________









Signature(s)_____________________________________________________Date___________
Please sign exactly as your name appears above. For joint accounts, each owner should sign. If signing as an administrator, attorney, conservator, executor, guardian, officer or trustee, please provide full title(s) as well as signature(s)
                                 *FOLD AND DETACH HERE*